EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

As independent registered public accountants, we hereby consent to the incorporation by reference of our report dated March 17, 2014, relating to the consolidated financial statements of Imageware Systems, Inc., as of and for the years ended December 31, 2013 and 2012, in this Registration Statement on Form S-3. We also consent to the reference to our Firm under the caption “Experts” in the Prospectus, which is part of said Registration Statement.

/s/ Mayer Hoffman McCann P.C.
San Diego, California
January 9, 2015